EXHIBIT A

                   				PROMISSORY NOTE


$100,000,000                                                December 28, 1993


	Forest Oil Corporation, (the "Borrower"), a New York corporation, with offices at 950 17th Street, Colorado National Building, Denver, Colorado 80202, for value received, promises and agrees to pay to the order of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Lender") at Norwest Bank Denver, Denver, Colorado, ABA
No. 102000076, Account No. 101-8026791, or such other account in the State of Colorado designated by notice in writing from Lender to Borrower from time to time, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts and in immediately available funds, the principal sum of $100,000,000 or so much thereof as may be advanced or added to principal pursuant to the Loan Agreement hereinafter mentioned, on the dates and in the principal amount as provided in the Loan Agreement, together with interest as provided in the Loan Agreement.

	All capitalized terms which are used but not defined in this Note shall have the same meanings as in the Loan Agreement dated December 28, 1993 between Borrower and Lender (such Loan Agreement, together with all amendments, modifications or supplements thereto, being the "Loan Agreement").

	The date and amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

	This Note is issued pursuant to and is entitled to the benefits of the Loan Agreement and the Security Instruments. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein for the reimbursement of attorneys' fees or other costs of collection or enforcement and for all other pertinent purposes.

	This Note shall be construed in accordance with and governed by the laws of the State of Colorado, without reference to conflicts of laws rules.

	To the extent provided in Section 6.03 of the Loan Agreement, this Note constitutes a limited recourse obligation of Borrower.

																																									FOREST OIL CORPORATION

																																									By: ________________________
																																									Name:    William L. Dorn
																																									Title:   Chairman of the Board and
																																																	 Chief Executive Officer




     ________________________________________________________________



$100,000,000                                         December 28, 1993

Forest Oil Corporation
Borrower


																								SCHEDULE
																									   OF
								LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST ON LOAN
     __________________________________________________________


                            				  Amount of             Unpaid
				                              Principal  Amount of  Principal
       	    Amount of Loan or     Paid or    Interest   Balance     Notation
  Date     Addition to Principal  Prepaid    Paid       of Loans    Made By
  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______

  ____         __________         ______     ______     _______     _______